UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 8, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 9, 2014, the Board of Directors (the “Board”) of Zynga Inc. (the “Company”) elected, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), Regina E. Dugan to serve as a member of the Board. Immediately prior to Ms. Dugan’s election, the size of the Board was increased from seven (7) to eight (8) directors. Upon her election to the Board and upon the recommendation of the Nominating Committee, Ms. Dugan was also appointed as Chair of the Nominating Committee and as a member of the Product Committee of the Board.

In accordance with the Company’s current non-employee director compensation policy, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, Ms. Dugan will be entitled to receive compensation for her service as a member of the Board and committees thereof.

There are no arrangements or understandings between Ms. Dugan and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Dugan and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Dugan is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. The Company has also entered into its standard form of indemnification agreement with Ms. Dugan.

A copy of the press release announcing Ms. Dugan’s election to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

Company Regains NASDAQ Compliance

On July 9, 2014, Ms. Dugan joined L. John Doerr, Stanley J. Meresman, Sunil Paul and Ellen Siminoff as an “independent” member of the Board. The Board has affirmatively determined that Ms. Dugan, Mr. Doerr, Mr. Meresman, Mr. Paul and Ms. Siminoff are “independent directors” pursuant to Rule 5605(b)(1) of the NASDAQ Stock Market LLC (“NASDAQ”) listing rules, and as a result, the Board is comprised of a majority of independent directors, as defined by the NASDAQ listing rules. Therefore, the Company has regained compliance with the NASDAQ listing rules.

CEO Vesting Event

On July 8, 2014, Don Mattrick, the Company’s Chief Executive Officer, vested in 4,046,428 restricted stock units (“ZSUs”) as a result of the first anniversary of his start date with the Company. Each ZSU represents a contingent right to receive one share of the Company’s Class A Common Stock.

The Company sold shares of Class A Common Stock issued to Mr. Mattrick upon the vesting to satisfy the Company’s statutory tax withholding obligations in connection with the vesting of the ZSUs. This automatic sale is pursuant to the Company’s election under its equity incentive plans to require the satisfaction of minimum statutory tax withholding obligations to be funded by a “sell to cover” transaction and does not represent a discretionary sale by Mr. Mattrick. Mr. Mattrick has not sold shares of Zynga other than in connection with this mandated tax sale.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy, as amended

99.1	Press release announcing election of Regina E. Dugan as a director of the Board, dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: July 9, 2014	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President